Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIALOFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended quarterly report on Form 10-Q of WLMG Holdings, Inc. for the quarter ending September 30, 2009, I, Eugene Whitmire, Chief Financial Officer of WLMG Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such amended quarterly report of Form 10-Q for the quarter ending September 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such amended quarterly report of Form 10-Q for the quarter ending September 30, 2009, fairly represents in all material respects, the financial condition and results of operations of WLMG Holdings, Inc.

Date: April 7, 2010

WLMG Holdings, Inc.

By: /s/ Eugene Whitmire
Eugene Whitmire Principal Financial Officer, Director, Chief Financial Officer Secretary and Treasurer